EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 13, 2010 with respect to the financial statements of Sprott Physical Gold Trust (the “Trust”) as at February 24, 2010, included in this Registration Statement on Form F-1 and related Prospectus of the Trust dated September 3, 2010.

Toronto, Canada	/s/ Ernst & Young LLP
September 3, 2010	Ernst & Young LLP
Chartered Accountants
Licensed Public Accountants